The Clorox Company

Three Months Ended March 31, 2020 Percentage change versus the year-ago period
						Organic
	Reported					Net Sales
	(GAAP)					Growth/
	Net Sales		Acquisitions	Foreign	Price	(Decrease)
	Growth/	Reported	&	Exchange	Mix and	(Non-	Organic
	(Decrease)	Volume	Divestitures	Impact	Other (1)	GAAP) (2)	Volume (3)
Cleaning	32%	34%	—%	—%	(2%)	32%	34%
Household	2	5	—	—	(3)	2	5
Lifestyle	10	7	—	—	3	10	7
International	11	16	—	(11)	6	22	16
Total	15%	18%	—%	(2%)	(1%)	17%	18%

Nine Months Ended March 31, 2020 Percentage change versus the year-ago period
						Organic
	Reported					Net Sales
	(GAAP)					Growth/
	Net Sales		Acquisitions	Foreign	Price	(Decrease)
	Growth/	Reported	&	Exchange	Mix and	(Non-	Organic
	(Decrease)	Volume	Divestitures	Impact	Other (1)	GAAP) (2)	Volume (3)
Cleaning	10%	12%	—%	—%	(2%)	10%	12%
Household	(6)	(2)	—	—	(4)	(6)	(2)
Lifestyle	6	5	—	—	1	6	5
International	3	6	—	(9)	6	12	6
Total	3%	6%	—%	(2%)	(1%)	5%	6%

(1) This represents the net impact on net sales growth/ (decrease) from pricing action, mix and other factors.
(2) Organic sales growth/ (decrease) is defined as net sales growth/ (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Non-GAAP Financial Information” below for reconciliation of organic sales growth to net sales growth/ (decrease), the most directly comparable GAAP financial information.
(3) Organic volume represents volume excluding the effect of any acquisitions and divestitures.

Non-GAAP Financial Information
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended March 31, 2020
	Percentage change versus the year-ago period
	Cleaning	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	32%	2%	10%	11%	15%
Add: Foreign Exchange	—	—	—	11	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	32%	2%	10%	22%	17%

	Nine Months Ended March 31, 2020
	Percentage change versus the year-ago period
	Cleaning	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	10%	(6%)	6%	3%	3%
Add: Foreign Exchange	—	—	—	9	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	10%	(6%)	6%	12%	5%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY19					FY20
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+130	+140	+170	+150	+150	+180	+150	+150
Price Changes	+90	+220	+240	+220	+190	+120	+100	+90
Market Movement (commodities)	-130	-120	-50	+20	-60	+30	+60	+60
Manufacturing & Logistics	-280	-190	-190	-90	-190	-50	-80	-50
All other (1,2,3,4)	+40	+20	-110	-190	-70	-220	-190	+80
Change vs prior year	-150	+70	+60	+110	+20	+60	+40	+330

Gross Margin (%)	43.4%	43.7%	43.4%	45.1%	43.9%	44.0%	44.1%	46.7%

(1)	In Q3 of fiscal year 2019, “All other” includes about -70bps of negative impact from foreign exchange.
(2)	In Q4 of fiscal year 2019, “All other” includes about -150bps of negative impact from higher trade promotion spending.
(3)	In Q1 of fiscal year 2020, “All other” includes about -180bps of negative impact from higher trade promotion spending.
(4)	In Q2 of fiscal year 2020, “All other” includes about -90bps of negative impact from higher trade promotion spending.

The Clorox Company

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended March 31, 2020

Capital expenditures for the third quarter were $47 million versus $49 million in the year-ago quarter.

Depreciation and amortization expense for the third quarter was $45 million versus $45 million in the year-ago quarter.

Net cash provided by operations in the third quarter was $308 million, or 17.3% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Q3 Fiscal YTD 2020	Q3 Fiscal YTD 2019
Net cash provided by operations – GAAP	$806	$603
Less: Capital expenditures	$158	$135
Free cash flow – non-GAAP (1)	$648	$468
Free cash flow as a percentage of net sales – non-GAAP (1)	13.7%	10.2%
Net sales	$4,738	$4,587

(1)

In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company

Supplemental Unaudited Reconciliation of Earnings Before Income Taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in Millions and percentages based on rounded numbers

	FY 2019					FY 2020

	Q1 9/30/18	Q2 12/31/18	Q3 3/31/19	Q4 6/30/19	FY 6/30/19	Q1 9/30/19	Q2 12/31/19	Q3 3/31/20
Earnings before income taxes	$268	$224	$240	$292	$1,024	$258	$235	$297
Interest income	-$1	$0	-$1	-$1	-$3	$0	-$1	$0
Interest expense	$24	$24	$24	$25	$97	$25	$25	$24
EBIT (1)(3)	$291	$248	$263	$316	$1,118	$283	$259	$321
EBIT margin (1)(3)	18.6%	16.8%	17.0%	19.4%	18.0%	18.8%	17.9%	18.0%
Depreciation and amortization	$44	$44	$45	$47	$180	$44	$44	$45
EBITDA (2)(3)	$335	$292	$308	$363	$1,298	$327	$303	$366
EBITDA margin (2)(3)	21.4%	19.8%	19.9%	22.3%	20.9%	21.7%	20.9%	20.5%
Net sales	$1,563	$1,473	$1,551	$1,627	$6,214	$1,506	$1,449	$1,783
Total debt (4)	$2,565	$2,520	$2,607	$2,683	$2,683	$2,736	$2,795	$2,926
Debt to EBITDA (3)(5)	2.0	1.9	2.0	2.1	2.1	2.1	2.1	2.2

(1)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)

EBITDA (a non-GAAP measure) represents earnings from before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)

In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides useful additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

(4)

Total debt represents the sum of notes and loans payable, current maturities of long-term debt and long-term debt. Current maturities of long-term debt and long-term debt are carried at face value net of unamortized discounts, premiums and debt issuance costs.

(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.